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                                                                     EXHIBIT 3.3


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          WILDBLUE COMMUNICATIONS, INC.


     Wildblue Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The corporation was originally incorporated under the name KaSTAR Satellite Communications Corp. on May 20, 1999.

     2. The corporation filed an Amended and Restated Certificate of Incorporation reflecting the corporation's name change to "iSKY.net, Inc." and certain other amendments on October 19, 1999.

     3. The corporation filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the corporation's name change to "iSKY, Inc." on December 3, 1999.

     4. The corporation filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the corporation's name change to "Wildblue Communications, Inc." effective August 15, 2000.

     5. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

     6. This Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.

                                       I.

     The name of this corporation is Wildblue Communications, Inc.

                                      II.

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.



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                                      III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is ONE HUNDRED FIFTY MILLION (150,000,000) shares. ONE HUNDRED THIRTY-FIVE MILLION (135,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). FIFTEEN MILLION (15,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. BOARD OF DIRECTORS

         1. MANAGEMENT. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. Subject to the corporation's bylaws, the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

         2. BOARD OF DIRECTORS. Subject to the corporation's bylaws and the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death,



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resignation or removal. No decrease in the number of directors constituting the
Board of Directors shall shorten the term of any incumbent director.

         3. REMOVAL OF DIRECTORS. The Board of Directors or any individual director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors or (b) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the voting stock of the corporation entitled to vote at an election of directors.

         4. VACANCIES.

                  a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                  b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

     B. BYLAWS

         1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

         2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

         3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.



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         4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.



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     IN WITNESS WHEREOF, this Certificate has been subscribed this __________
day of __________, 200_ by the undersigned who affirms that the statements made herein are true and correct.



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